                            ARTICLES OF INCORPORATION

                                        OF

                     COHEN & STEERS OPPORTUNITY TRUST, INC.

     First: (1) The name of the incorporator is Dorris Crawford.

            (2) The incorporator's post office address is 32 South Street, Baltimore, Maryland 21202.

            (3) The incorporator is over eighteen years of age.

            (4) The incorporator is forming the corporation named in these Articles of Incorporation under the general laws of the State of Maryland.

     Second: The name of the corporation (hereinafter called the "Corporation") is Cohen & Steers Opportunity Trust, Inc.

     Third: The purpose for which the Corporation is formed is to conduct and carry on the business of an investment company registered under the Investment Company Act of 1940. The Corporation shall have all of the powers granted to corporations by the Maryland General Corporation Law now or hereafter in force.

     Fourth: The post office address of the principal office of the Corporation within the State of Maryland is 32 South Street, Baltimore, Maryland 21202, in care of The Corporation Trust, Incorporated.

     The resident agent of the Corporation in the State of Maryland is The Corporation Trust, Incorporated, 32 South Street, Baltimore, Maryland 21202.

     Fifth: (1) The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000), all of which shall be Common Stock having a par value of one tenth of one cent ($.001) per share and an aggregate par value of One Hundred Thousand Dollars ($100,000) subject to the following provisions:

            (2) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right to receive a stock certificate representing fractional shares.

            (3) No holder of any stock of the Corporation shall be entitled to any preemptive rights except those that the Board of Directors may determine from time to time.

            (4) All persons who shall acquire stock or other securities of the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation, as from time to time amended.

     Sixth: (1) The Corporation initially shall have two directors. The number of directors of the Corporation may be changed pursuant to the By-Laws of the Corporation, but the number of directors shall never be less than the number prescribed by the Maryland General Corporation Law and shall never be more than twenty. "The term of office of a director in office at the time of any decrease in the number of directors shall not be affected as a result thereof. The name of the initial directors of the Corporation are Robert H. Steers and Martin Cohen.

            (2) Beginning with the first annual meeting of stockholders held after the initial public offering of the shares of stock of the Corporation (the "Initial Annual Meeting") the Board of Directors shall be divided into three classes. Within the limits specified in Section 1 of this Article SIXTH and the By-Laws of the Corporation, the number of directors in each class shall be determined by resolution of the Board of Directors. The term of office of the first class shall expire on the date of the annual meeting of stockholders held one year after the Initial Annual Meeting. The term of office of the second class shall expire on the date of the annual meeting of stockholders held two years after the Initial Annual Meeting. The term of office of the third class shall expire on the date of the annual meeting of stockholders held three years after the Initial Annual Meeting. Upon expiration of the term of office of each class as set forth above, the number of directors in such class, as determined by the Board of Directors, shall be elected for a term of three years to succeed the directors whose terms of office expire. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

            (3) A director may be removed only by the affirmative vote of seventy-five percent (75%) of the votes entitled to be cast for the election of directors.

     Seventh: The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation, the Board of Directors and the stockholders.

            (1) The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which shall have and may exercise all powers of the Corporation except those powers which are by law, by these Articles of Incorporation or by the By-Laws conferred upon or reserved to the stockholders. In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have power:

            (a) To make, alter and repeal the By-Laws of the Corporation;

            (b) To issue and sell, from time to time, shares of any class of the Corporation's stock in such amounts and on such terms and conditions, and for such amount and kind of consideration, as the Board of Directors shall determine;

            (c) From time to time to determine the net asset value per share of the Corporation's stock or to establish methods to be used by the Corporation's officers, employees or agents for determining the net asset value per share of the Corporation's stock;

            (d) From time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts, books and records of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Maryland, unless and until authorized to do so by resolution of the Board of Directors; and

            (e) To classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock.

            (2) Except as provided in Article SIXTH, Section 3 and 4 of this Article SEVENTH and in Article NINTH, notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a minority of the votes of the Corporation's stock entitled to be cast in order to take over or authorize upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company Act of 1940, as in effect from time to time, or rules, regulations or orders thereunder promulgated by the Securities and Exchange Commission or any successor thereto.

            (3) Notwithstanding any other provisions of these Articles of Incorporation, the conversion of the Corporation from a "closed-end company" to an "open-end company" as those terms are defined in Section 5(a)(2) and 5(a)(1), respectively, of the Investment Company Act of 1940, and any amendment to those Articles of Incorporation of the Corporation to effect any such conversion, shall require the affirmative vote of seventy-five percent (75%) of the outstanding shares of Common Stock of the Corporation. Such affirmative vote shall be in addition to the vote of the holders of the stock of the Corporation otherwise required by law or any agreement between the Corporation and any national securities exchange.

            (4) (a) Notwithstanding any other provision of these Articles of Incorporation, and subject to the exceptions provided in Paragraph (d) of this
Section 4, the types of transactions described in Paragraph (c) of this Section 4 shall require the affirmative vote of seventy-five percent (75%) of the outstanding shares of Common Stock of the Corporation when a Principal Shareholder (as defined in Paragraph (b) of this Section 4 is a party to the transaction. Such affirmative vote shall be in addition to the vote of the holders of the stock of the Corporation otherwise required by law or any agreement between the Corporation and any national securities exchange.

              (b) The term "Principal Shareholder" shall mean any corporation, person or other entity which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the outstanding shares of stock of the Corporation and shall include any affiliate or associate, as such terms are defined in clause (d) below, of a Principal Shareholder. For the purpose of this
Section 4, in addition to the shares of stock which a corporation, person or other entity beneficially owns directly, (1) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the Corporation (A) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding stock options granted by the Corporation) or (B) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (A) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the Corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect from time to time, and (ii) the outstanding shares of any class of stock of the Corporation shall include shares deemed owned through application of clauses (A) and (B) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

            (c) This Section 4 shall apply to the following transactions:

            (i) The merger, consolidation or statutory share exchange of the Corporation with or into any Principal shareholder.

            (ii) The issuance of any securities of the Corporation to any Principal Shareholder for cash.

            (iii) The sale, lease or exchange of all or any substantial part of the assets of the Corporation to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

            (iv) The sale, lease or exchange to the Corporation or any subsidiary thereof, in exchange for securities of the Corporation, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

            (d) The provisions of this Section 4 shall not be applicable to (i) any of the transactions described in Paragraph (c) of this Section if the Continuing Directors of the Corporation (as defined below) shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, of (ii) any such transaction with any corporation of which a majority of the outstanding shares of all classes of stock normally entitled to vote in elections of directors is owned of record or beneficially by the Corporation and its subsidiaries. A "Continuing Director" is a Director who (i) was a Director on the date of the closing of the initial public offering of the Corporation's Common Stock or (ii) subsequently became a Director and whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of a majority of the Continuing Directors than on the Board of Directors.

            (e) The Board of Directors shall have the power and duty to determine for the purposes of this Section 4 on the basis of information known to the Corporation, whether (i) a corporation, person or entity beneficially owns more than five percent (5%) of the outstanding shares of any class of stock of the Corporation, (ii) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Corporation, or any subsidiary thereof, constitute a substantial part of the assets of the Corporation and have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in Paragraph
(d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article.

            (5) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves of charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged), as to the value of or the method of valuing any investment owned or held by the Corporation, as to the market value or fair value of any investment or fair value of any other asset of the Corporation, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation, in connection with purchases of its shares, as to the ability to liquidate investments in an orderly fashion, or as to any other matters relating to the issue, sale, purchase or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

             (6) The liquidation or dissolution of the Corporation shall require the affirmative vote of the holders of seventy-five percent (75%) of the votes entitled to be cast, provided that if a majority of the Continuing Directors shall have approved the liquidation or dissolution of the Corporation, such action shall require the affirmative vote of a majority of the votes entitled to be cast.

     Eighth: (1) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any personal liability to the Corporation or its shareholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

             (2) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.

             (3) No provision of this Article EIGHTH shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct to his office.

             (4) References to the Maryland General Corporation Law in this Article EIGHTH are to that law as from time to time amended. No amendment to these Articles of Incorporation of the Corporation or repeal of any of its provisions shall affect any right or benefit provided to any person under this Article EIGHTH based on any event, omission or proceeding prior to the amendment or repeal.

      Ninth: (1) The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or in any amendment hereto in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.

             (2) Notwithstanding Section 1 of this Article NINTH or any other provisions of these Articles of Incorporation, no amendment to these Articles of Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of Article SIXTH, Sections 3 and 4 of Article SEVENTH and this Article NINTH unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of seventy-five percent (75%) of the outstanding shares of Common Stock of the Corporation. Such affirmative vote shall be in addition to the vote of the holders of the stock of the Corporation otherwise required by law or any agreement between the Corporation and any national securities exchange.

             IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation, has adopted and signed these Articles of Incorporation for the purpose of forming the corporation described herein pursuant to the Maryland General Corporation Law and does hereby acknowledge that said adoption and signing are his act.

                                                     Dorris Crawford
                                                     ------------------------
                                                     Dorris Crawford

Dated: September 4, 1992

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                  COHEN & STEERS TOTAL RETURN REALTY FUND, INC.

                              ARTICLES OF AMENDMENT

             COHEN & STEERS TOTAL RETURN REALTY FUND, INC., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

             First: The Articles of Incorporation of the Corporation are hereby amended by striking out the phrase "seventy-five percent (75%)" in Section 3 of Article SEVENTH and inserting in lieu thereof the phrase "sixty-six and two-thirds percent (66-2/3%)."

             Second: The Amendment of the Articles of Incorporation of the Corporation as set forth above has been advised by the Board of Directors and approved by the sole stockholder of the Corporation.

             The undersigned President of Cohen & Steers Total Return Realty Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief all matters and facts set forth herein relating to the authorization and approval of these Articles of Amendment are true in all material respects and that this statement is made under the penalties of perjury.

             IN WITNESS WHEREOF, these Articles of Amendment have been executed on behalf of Cohen & Steers Total Return Realty Fund, Inc. this 15th day of September, 1993.

                                            COHEN & STEERS TOTAL
                                            RETURN REALTY FUND, INC.


                                             By:   Martin Cohen
                                                 ----------------------------
                                                   Martin Cohen
                                                   President

Attest:

         [Seal]

Robert H. Steers
----------------------------
Robert H. Steers
Secretary

                              ARTICLES OF AMENDMENT

                                       OF

                     COHEN & STEERS OPPORTUNITY TRUST, INC.

                              Changing its name to

                  COHEN & STEERS TOTAL RETURN REALTY FUND, INC.


             Cohen & Steers Opportunity Trust, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies that:

             FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND of the articles of incorporation and inserting in lieu thereof the following:

                  "SECOND: The name of the corporation (hereinafter called the
             "Corporation") is Cohen & Steers Total Return Realty Fund, Inc."

             SECOND: The foregoing charter amendment was duly approved by a majority of the entire Board of Directors of the Corporation. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

             IN WITNESS WHEREOF, Cohen & Steers Opportunity Trust, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary on August 17, 1993.


                                 COHEN & STEERS OPPORTUNITY TRUST, INC.


                                 By: Martin Cohen
                                    -----------------------------------
                                     Martin Cohen
                                     President

Attest:

Robert H. Steers
--------------------------
Robert H. Steers
Secretary


             The UNDERSIGNED President of Cohen & Steers Opportunity Trust, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges same in the name and on behalf of said Corporation and further certifies that, to the best of his knowledge, information and belief all matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                         Martin Cohen
                                         -----------------------------------
                                         Martin Cohen
                                         President

                       CHANGE OF ADDRESS OF RESIDENT AGENT

The Corporation Trust Incorporated hereby submits the following for the purpose of changing the address of the resident agent for the business entities on the attached list:

1. The name of the resident agent is The Corporation Trust Incorporated.

2. The old address of the resident agent is:

                  32 South Street
                  Baltimore, Maryland  21202

3. The new address of the resident agent is:

                  300 East Lombard Street
                  Baltimore, Maryland  21202

4. Notice of the above changes are being sent to the business entities on the attached list.

5. The above changes are effective when this document is filed with the Department of Assessments and Taxation.


Kenneth J. Uva
-------------------------
Kenneth J. Uva
Assistant Secretary